UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Asensus Surgical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1 TW Alexander Drive, Suite 160
Durham, North Carolina 27703
(919) 765-8400

ADDITIONAL DEFINITIVE PROXY MATERIAL

Glass Lewis Recommends Asensus Surgical Stockholders Vote “FOR” Proposals Relating to Proposed Merger with KARL STORZ

Asensus Surgical Inc. issued the below press release on July 29, 2024:

RESEARCH TRIANGLE PARK, N.C. -- July 29, 2024 --(GLOBE NEWSWIRE) Asensus Surgical, Inc. (NYSE American: ASXC), a global leader of innovative digital solutions for the operating room, announced today that a leading independent proxy advisory firm, Glass, Lewis & Co. (“Glass Lewis”), has recommended that Asensus Surgical stockholders vote “FOR” all proposals relating to the pending merger transaction with KARL STORZ Endoscopy-America, Inc. (“KARL STORZ”). The vote will take place at the Company’s upcoming Special Meeting of Stockholders to be held virtually at 10:00 a.m. Eastern Time on August 7, 2024.

Glass Lewis is widely recognized as a leading independent voting and corporate governance advisory firm. Their analysis and recommendations are meaningful for many major institutional investment firms, mutual funds and fiduciaries throughout North America.

As previously announced, under the terms of the definitive merger agreement, KARL STORZ will acquire all outstanding shares of common stock of Asensus Surgical for consideration equal to $0.35 per share of common stock in cash. Asensus Surgical is pleased that Glass Lewis has recommended that Asensus Surgical stockholders vote “FOR” the pending merger transaction.

The merger cannot be completed unless the merger agreement is approved and adopted by the holders of a majority of the outstanding shares of common stock.

A failure to vote shares of Asensus Surgical common stock on the proposal to approve and adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal.

If stockholders do not approve the merger vote, Asensus Surgical expects to seek bankruptcy protection to maximize the value of its assets and ensure an orderly liquidation.

All stockholders are urged to follow these recommendations and vote “FOR” all proposals relating to the proposed merger.

Asensus Surgical’s stockholders are urged to vote “FOR” the transaction, as unanimously recommended by Asensus Surgical’s Transaction Committee, the disinterested members of Asensus Surgical’s Board of Directors, and Glass Lewis. The Company encourages stockholders to submit their proxy as soon as possible, whether over the Internet, by telephone or by mail. To be valid, your vote must be received by August 6, 2024 at 5:00 p.m. Eastern Time.

Further details on how to vote and the requirements with respect to attending the meeting virtually are contained in the definitive proxy statement on Schedule 14A filed with the Securities Exchange Commission (the “SEC”) on July 5, 2024, and mailed to stockholders of record as of June 28, 2024.

Any stockholder with questions about the special meeting or in need of assistance in voting their shares should contact the Company’s proxy solicitor:

Alliance Advisors

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Stockholders, banks and brokers may call toll free: (844) 858-7383

Outside the U.S. and Canada: 1-520-524-4960

Additional Information and Where to Find It

In connection with the proposed merger transaction with KARL STORZ, Asensus Surgical filed a Definitive Proxy Statement with the SEC on July 5, 2024. The Definitive Proxy Statement and proxy card were first mailed to Asensus Surgical stockholders on July 8, 2024 in advance of the special meeting relating to the proposed merger, which is scheduled to occur on August 7, 2024. BEFORE MAKING ANY VOTING DECISION, ASENSUS SURGICAL STOCKHOLDERS ARE URGED TO READ IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENTS (INCLUDING ANY FUTURE AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Stockholders may obtain free copies of the Definitive Proxy Statement, definitive additional materials and such other documents containing important information about the proposed merger transaction at the SEC’s website at www.sec.gov, and by visiting Asensus Surgical’s website at https://ir.asensus.com/ and clicking on the “Investors” link and then clicking on the "SEC Filings" link. The contents of the websites referenced above are not deemed to be incorporated by reference into the Definitive Proxy Statement.

About Asensus Surgical, Inc.

Asensus Surgical is revolutionizing surgery with the first intra-operative Augmented Intelligence technology approved for use in operating rooms around the world. Recognized as an award-winning leader in digital technology, Asensus is committed to making surgery more accessible and predictable while delivering consistently superior outcomes. The Company’s novel approach to digitizing laparoscopy has led to system placements globally. Led by engineers, medical professionals, and industry luminaries, Asensus is powered by human ingenuity and driven by collaboration. To learn more about the Senhance® Surgical System and the new LUNA™ System in development, visit www.asensus.com.

Forward-Looking Statements

This press release includes statements relating to Asensus, the entry into a definitive merger agreement with KARL STORZ, and the anticipated next steps. These statements and other statements regarding our future plans and goals include "forward looking statements'' within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. Forward looking statement include all statements regarding the intent, belief or current expectation of Asensus and can typically be identified by words such as “may” and similar expressions, as well as variations or negatives of these words, including statements about the Company’s pursuit of stockholder approval for the Merger Agreement and Merger, the ability to meet all required closing conditions and the actual consummation of the Merger. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include, but are not limited to, the occurrence of any event, change or other circumstance that would give rise to the termination of the Merger Agreement and the fact that certain terminations of the Merger Agreement require the Company to pay a termination fee of $3,600,000; whether the Company’s stockholders will approve the Merger Agreement and the Merger, whether the Company will meet all conditions required to close the Merger transaction, whether the necessary approvals will be obtained before the outside termination date in the Merger Agreement, the effect of the announcement of the Merger on the Company’s relationships with its customers, as well as its operating results and business generally; the outcome of any legal proceedings related to the Merger that may arise; retention of employees of the Company following the announcement of the Merger; and the fact that the Company’s stock price may decline significantly if the Merger is not completed; the fact that the Company’s stock price may decline significantly if the Merger is not completed; and the fact that the Company may be obligated to repay amounts advanced under the promissory note issued to KARL STORZ (the “Note”) in connection with the non-binding letter of intent under the circumstances described in the Note, and whether the Company will be able to repay the Note if the Merger is not completed.. Additional risks and uncertainties about Asensus and its business are identified and discussed in the “Risk Factors” section of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission. Asensus undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law. The information set forth herein speaks only as of the date hereof.

ASENSUS SURGICAL CONTACT:

INVESTORS

Mark Klausner or Mike Vallie
ICR Westwicke
invest@asensus.com
443-213-0499

MEDIA
Dan Ventresca
Matter Communications
AsensusPR@matternow.com
617-874-5488

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